CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2008, (which report expressed an unqualified opinion) accompanying the consolidated financial statements included in the Annual Report of New Motion, Inc. (dba Atrinsic, Inc.) on Form 10-KSB/A for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in Registration Statement No. 333-145933 on Form S-8 of New Motion, Inc.

/s/ Windes & McClaughry Accountancy Corporation

Irvine, California
April 29, 2008